Exhibit 99.2

GMS Acquisition of WSB Titan Extending Market Leadership in North America

Safe Harbor and Basis of Presentation Forward-Looking Statement Safe Harbor - This presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Examples of forward-looking statements include those related to net sales, gross profit, gross margins, capital expenditures and market share growth, as well as non-GAAP financial measures such as Adjusted EBITDA, the ratio of debt-to-Adjusted EBITDA, adjusted net income and base business sales, including any management expectations or outlook for fiscal 2018 and beyond. In addition, statements regarding potential acquisitions and future greenfield locations and statements regarding the impact of the recent tax legislation, fiscal 2018 and 2019 effective tax rates and the expected use of tax savings are forward-looking statements, as well as statements regarding the markets in which the Company or Titan operates, product expansion opportunities, the combination of best practices, statements regarding expected synergies, cost savings, margin improvement, expected accretion, the expected transaction multiple, the expected timing of the transaction and the potential for growth in the commercial, residential and repair and remodeling, or R&R, markets. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the prices, margin, supply, and/or demand for products which we or Titan distribute; general economic and business conditions in the United States and Canada; the activities of competitors; changes in significant operating expenses; changes in the availability of capital and interest rates; adverse weather patterns or conditions; acts of cyber intrusion; variations in the performance of the financial markets, including the credit markets; and other factors described in the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, and in our other periodic reports filed with the SEC. In addition, numerous factors could cause actual results with respect to the proposed transaction to differ materially from those in the forward-looking statements, including without limitation, the possibility that the expected synergies and cost savings and financial impacts from the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the GMS and Titan businesses will not be integrated successfully; the ability to obtain governmental approvals of the proposed transaction on the proposed terms and schedule contemplated by the parties; disruption from the proposed transaction making it more difficult to maintain business and operational relationships and to accomplish our other objectives; the risk of customer attrition; the possibility that the proposed transaction does not close, including, but not limited to, failure to satisfy the closing conditions; and the ability to obtain the debt financing contemplated to fund the cash purchase price for the proposed transaction and the terms of such financing. In addition, the statements in this presentation are made as of April 5, 2018. We undertake no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to April 5, 2018. Use of Non-GAAP and Adjusted Financial Information - To supplement GAAP financial information, we use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our operating performance by excluding non-recurring, infrequent or other non-cash charges that are not believed to be material to the ongoing performance of our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures of net income, diluted earnings per share or net cash provided by (used in) operating activities prepared in accordance with generally accepted accounting principles in the United States. Financial information of Titan included in this presentation was provided by Titan. 2

G. Michael Callahan, Jr. President and Chief Executive Officer H. Douglas Goforth Chief Financial Officer Today’s Presenters 3

An Exciting Acquisition for Shareholders, Customers, Suppliers and Employees

✓ Establishes footprint into Canada and expands the leading North American distributor of wallboard and ceilings

- Pro forma LTM 1/31/18 net sales of ~$3 billion and Adjusted EBITDA of ~$305 million[(1)]

✓ Titan is the market leader in Canada with ~2x scale of nearest GSD competitor

- Impressive track record of growth via share gains and acquisitions
- ~15% Adjusted EBITDA margin and highly diversified operating platform

✓ Expected to be immediately accretive to Adjusted EPS[(2)] and Adjusted EBITDA margin

- The combination increases GMS's PF Adjusted EPS by approximately 25% and GMS's PF Adjusted EBITDA margin by over 100bps[(1)]
- Approximately $10 million in projected annual run-rate cost savings

✓ Creates a well-balanced North American building materials platform with multiple avenues for growth

(1) LTM 1/31/18 PF Adjusted EBITDA reflects the favorable impact to Adjusted EBITDA of ~$23 million related to the conversion of existing equipment operating leases to capital leases and $78 million of PF Adjusted EBITDA, including synergies from the proposed acquisition. For illustrative purposes only. Not prepared in accordance with Regulation S-X pro forma requirements. Based on financial information provided by Titan.

(2) Excludes transaction-related expenses and incremental deal-related intangibles amortization.

GMS
GYPSUM MANAGEMENT & SUPPLY

4

Transaction Overview

Purchase Price	~$627 million (C$800 million) assuming debt-free balance sheet at closing – Less than 8.0x Adjusted EBITDA, including projected run-rate synergies(1)
Form of Consideration	~$572 million in cash ~$20 million in assumed liabilities $35 million of rollover equity from Titan management in the form of GMS stock
Estimated Synergies	Approximately $10 million projected run-rate annual pre-tax synergies through procurement and overhead efficiencies Additional expected upside from commercial/operational synergies, product expansion and sharing of best practices
Financial Impact	Expected to be immediately accretive to Adjusted EPS(2) and Adjusted EBITDA – The combination increases GMS's PF Adjusted EPS by approximately 25% and GMS's PF Adjusted EBITDA margin by over 100bps(3) Strong PF free cash flow generation is expected to de-lever business below 3.0x within 2 years
Financing Considerations	$425 million of new term debt $143 million in drawings against $345 million Asset-Based Revolver Focused on maintaining a prudent capital structure that maximizes financial flexibility
Titan Management	Doug Skrepnek, CEO of WSB Titan, will continue to run Canadian business Current Titan management team will continue to lead organization
Timing and Closing Conditions	Customary regulatory approvals and closing conditions Targeted to close in GMS's fiscal Q1 2019

(1) Pro forma LTM 1/31/18 Adj. EBITDA. Includes ~$10mm of projected run-rate synergies.
(2) Excludes transaction-related expenses and incremental deal-related intangibles amortization.
(3) LTM 1/31/18 PF Adjusted EBITDA reflects the favorable impact to Adjusted EBITDA of ~$23 million related to the conversion of existing equipment operating leases to capital leases and $78 million of PF Adjusted EBITDA, including synergies from the proposed acquisition. For illustrative purposes only. Not prepared in accordance with Regulation S-X pro forma requirements. Based on financial information provided by Titan.

GMS
GYPSUM MANAGEMENT & SUPPLY

5

Business Overview Revenue by Product (CY 2017) (US$ in millions) (1) The largest gypsum specialty dealer (“GSD”) in Canada Key products include wallboard, insulation, lumber, roofing, steel framing and other complementary building materials Titan distributes building materials used in low-rise residential, high-rise residential, commercial and institutional markets In several markets, Titan distributes to smaller distributors and also provides sub-distribution services for certain other customers Branch network of 30 locations across 5 provinces and a fleet of ~650 vehicles Serves ~14,500 customers including some of the largest wallboard finishing installers in the Canadian marketplace ~1,200 employees Founded in 2009 through the partnership of Watson Building Materials and Shoemaker Drywall Supplies, wallboard distributors since the 1970s In 2015, acquired Slegg Building Materials, a family-owned wallboard and building materials distributor formed in 1947 Headquartered outside of Toronto, ON Adjusted EBITDA & Margin Revenue (US$ in millions) (1) Product Mix End Market Mix Revenue and Adj. EBITDA figures converted at CAD/USD exchange rate of 0.77. Based on financial information provided by Titan. Based on 12/31/17 audited financial statements rolled forward for January 2018’s unaudited results. WSB Titan at a Glance 6 (2) (2) $27 $36 $43 $52 $59 $67 15% 17% 19% 13% 14% 15% 0% 10% 20% 30% 40% 50% 60% 70% 80% $0 $10 $20 $30 $40 $50 $60 $70 $80 2012 2013 2014 2015 2016 2017 $178 $206 $232 $388 $414 $461 2012 2013 2014 2015 2016 2017 Residential 61% Commercial / Industrial 27% Two - Step Distribution 12% Drywall 32% Insulation 19% Lumber 10% Roofing 7% Steel 6% Ceilings 3% Other 23%

Extends GMS’s Leadership Position in North America with Expanded Scale and Footprint Provides Foundation to Support Future Opportunities in Attractive, Highly Fragmented Canadian Market Creates Well-Balanced Platform Built for Growth Across Multiple Product Offerings in the United States and Canada Combines Complementary Cultures with Shared Commitment to Customer Service and Operational Excellence Expected to Provide Meaningful Cost Synergies and Expected to be Immediately Accretive to Adjusted EPS and Adjusted EBITDA Margin An acquisition of Titan is well-aligned with GMS’s strategic initiatives Key Investment Highlights 7

Pro forma LTM 1/31/18 sales of ~$3 billion with more than 240 locations (1) Focused on growing platform and scale while maintaining excellence in customer service and quality Optimized operations through performance tracking and improvement Entrepreneurial culture driving continued innovation and success Experienced and highly regarded management team with shared culture, values and focus Extends GMS’s Leadership Position in North America with Expanded Scale and Footprint Commentary 8 Based on GMS data and financial information provided by Titan.

Provides Foundation to Support Future Opportunities in Attractive, Highly Fragmented Canadian Market

Titan is the market leader in Canada with ~2x scale of nearest GSD competitor

Canadian GSD Market Overview

- The annual demand for wallboard totals ~2.9 billion square feet (BSF)
  - ~50% are sold through GSDs
  - ~50% are sold to small contractors and DIY customers in retail yards and home centers
  - In Canada, Titan only has one national competitor of scale
  - Other competitors in Canada consist of owner / operator regional competitors, along with local "mom & pops" that service small contractors
- Canadian GSDs enjoy higher industry margins and more stable pricing than U.S. counterparts due primarily to:
  - Large buying groups (i.e. Allroc, TORBSA) which provide scale advantages to distributors enabling them to capture a greater share of the value chain
  - Wider range of products
  - Canada's lower population density
  - Strong GSD-manufacturer and GSD-contractor relationships
- Titan's scale, marketplace and value-added services have established them as the market leader in Canada

Canadian GSD Landscape by Sales [(1)]



~2x Larger
Titan
Competitor A
Regional GSDs
Local GSDs

Canadian GSD Market Opportunities

- We expect to participate in future industry consolidation in Canada from a position of strength as the wallboard market leader and acquirer-of-choice throughout North America
- While Titan's footprint at 30 locations represents the largest in the country, there are still material growth opportunities in both new geographies and underpenetrated existing geographies
- Titan management maintains active dialogue with many potential targets

GMS

(1) For illustrative purposes only. Based on Titan management estimates of sales in U.S. dollars.

9

Macro-Economic Fundamentals Canada Leads G7 Real GDP Growth Canada’s economy has been the strongest performer in the G7 over the last 20 years, growing at 2.4% per annum, and is expected to continue as a consistently strong performer among the G7 Steady demand for new homes driven by: Consistent population growth supported by favorable immigration trends High rates of home ownership Broad-based societal wealth distribution Stable, well-capitalized banking system Continued government investment (supported by low debt levels) Canada’s strong economy is expected to continue to drive the demand for housing stock and support Titan’s future growth Steadily Growing Canadian Population Canadian Housing Starts Over Time 10 30.2 36.7 Source: Canada Mortgage and Housing Corporation, Fannie Mae, OECD, MBA, NAHB, Statistics Canada and U.S. Census. Favorable Canadian Market Fundamentals Provides Foundation to Support Future Opportunities in Attractive, Highly Fragmented Canadian Market (75%) (50%) (25%) (0%) 25% 50% 75% '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 (Indexed to 2000) US Canada 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 (millions) 2.4% 2.2% 2.0% 1.5% 1.4% 0.8% 0.5% Canada United States United Kingdom France Germany Japan Italy (CAGR 1998 – 2017)

Creates Well-Balanced Platform Built for Growth Across Multiple Product Offerings in the United States and Canada

(US$ in millions)
(LTM as of January 31, 2018)

	GMS GYPSUM MANAGEMENT & SUPPLY, INC.	WSB TITAN (1)	GMS GYPSUM MANAGEMENT & SUPPLY, INC. Consolidated w/ Synergies (2)
Revenue (LTM)	$2.5 billion	$0.5 billion	$3.0 billion
Adj. EBITDA (LTM)	$227 million (3)	$68 million	$305 million
Adj. EBITDA Margin (LTM) (4)	9.0%	14.7%	10.2%
Distribution Branches	214	30	244
Number of Employees	4,600	1,200	5,800

Sales by Product (LTM)



Other 19%
Insulation 4%
Ceilings 15%
Steel 16%
Wallboard 45%



Other 40%
Wallboard 32%
Steel 6%
Ceilings 3%
Insulation 19%



Other 23%
Insulation 7%
Ceilings 13%
Steel 15%
Wallboard 43%

End Market Mix (LTM)



Residential ~40%
Commercial ~60%



Two-Step Distribution 12%
Commercial / Industrial 27%
Residential 61%



Commercial ~55%
Residential ~45%

(1) Based on financial information provided by Titan, calculated using 12/31/17 audited financial statements rolled forward for January 2018's unaudited results.
(2) For illustrative purposes only. Not prepared in accordance with Regulation S-X pro forma requirements.
(3) LTM 1/31/18 Adjusted EBITDA reflects the favorable impact of ~$23 million related to the conversion of existing GMS equipment operating leases to capital leases effective May 1, 2018.
(4) Adjusted EBITDA margin excludes the impact of the entities acquired for the period prior to their respective dates of acquisition.

GMS GYPSUM MANAGEMENT & SUPPLY
11

Creates Well-Balanced Platform Built for Growth Across Multiple Product Offerings in the United States and Canada

Strong Canadian Insulation Market Tailwinds

Canadian Insulation Market

- Canadian building codes have continued to become more stringent with respect to insulation and energy efficiency
- As the codes continue to evolve and become implemented, they drive greater insulation consumption per housing start. As a result, Canadian insulation volumes have grown in excess of the trend in housing starts while creating very tight supply / demand dynamics and a favorable pricing environment
  - In 2015, a building code update raised the R-value requirement for residential new builds across Canada
  - The code is currently being implemented in Ontario, where it is expected to increase insulation volume per start by ~20-25%[1] over the next several years, and we anticipate that it will be implemented throughout the rest of Canada over time
- In addition, the Canadian insulation market also benefits from:
  - Recently established insulation rebate programs driving incremental residential R&R demand
  - Shifts to higher priced, better performing spray foam products
- In Canada, distributors like Titan are the primary insulation sales channel and are best positioned to capture this growth
  - Insulation represents Titan's second largest product category at 19% of total sales

Impact of 2015 Building Code Update [1]



Ontario Residential New Starts Average R-Value
(Requirement Raised from an Average R-20 to R-24)
Average R-20
Average R-24
~20-25% Increase in Insulation Volume per Start
100%
80
60
40
20
0
2016
2017
2018
2019

(1) As per Titan management estimates.

GMS GYPSUM MANAGEMENT & SUPPLY
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Combines Complementary Cultures with Shared Commitment to Customer Service and Operational Excellence Unique culture combining a results driven environment with a highly entrepreneurial, self starter attitude Significant equity ownership by executive management; personally invested in the success and growth of the combined Company through the rollover of $35 million in equity Attractive variable compensation structure, consisting of tiered, metric-driven structure which incentivizes superior performance Delivering consistent, above market growth Unwavering focus on operational excellence drives enhanced margin expansion and earnings growth CEO with more than 25 years of building products experience, including 10 years at USG National management team with 170+ years of collective industry experience Significantly enhanced senior leadership team with new leaders in finance and operations Proven Track Record Significant Experience In The Industry Entrepreneurial / Ownership Culture 13

Expected to Provide Meaningful Cost Synergies and Expected to be Immediately Accretive to Adjusted EPS and Adjusted EBITDA Margin

Estimated Run-Rate Cost Savings

(US$ in millions)

Clear path to achieving cost savings



$10.0
$8.0
FY19(1)
FY20
(Run-Rate)

- Highly complementary business strategies with identified and achievable synergies, driven largely by purchasing savings generated from common suppliers
- Run-rate synergies represent ~2% of Titan's LTM 1/31/18 sales
- Dedicated leadership team will be assembled and prepared to execute

LTM 1/31/18 Adj. EBITDA Margin

100+ bps margin improvement



9.0%(2)
14.7%(3)
10.2%
GMS
TITAN
Pro Forma(4)

- National scale, local market leadership, differentiated operating platform and value-added services drive industry leading margins
- Opportunity to accelerate growth on combined platform through knowledge sharing and expanded service / product capabilities

Note: Titan figures converted at CAD/USD of 0.77.

(1) *Targeted to close in GMS's fiscal Q1 2019*
(2) *LTM 1/31/18 Adjusted EBITDA reflects the favorable impact of ~$23 million related to the conversion of existing GMS equipment operating leases to capital leases effective May 1, 2018.*
(3) *Based on information provided by Titan, calculated using 12/31/17 audited financial statements rolled forward for January 2018's unaudited results.*
(4) *Pro forma reflects LTM 1/31/18 figures for GMS and Titan and includes estimated run-rate cost savings of $10 million. For illustrative purposes only. Not prepared in accordance with Regulation S-X pro forma requirements. Actual results may vary. See "Forward-Looking Statement Safe Harbor" on page 2 of this presentation.*

14

Expected to Provide Meaningful Cost Synergies and Expected to be Immediately Accretive to Adjusted EPS and Adjusted EBITDA Margin

Commentary

- Based on estimated pro forma LTM January 31, 2018 results, our Adjusted earnings per share would have increased by approximately 25% on a pro forma basis
- We expect our estimated effective tax rate to be 23-25% in FY 2019
- Assuming the effects of tax reform and the acquisition of Titan were effective 2/1/2017, the table below reflects the estimated impact of both on Adjusted Net Income:

($ in millions, except share and per share data) (Unaudited)	1-31-18 LTM As Reported	Adjustments	1-31-18 LTM Pro Forma [9]	% Inc/(Dec)
Pre-Tax Income (1)	$ 93.301	$ 9.000	$ 102.301	
EBITDA Add-backs (2)	10.266	27.000	37.266	
Write-off of discount and deferred financing fees	0.074		0.074	
Cost synergies (3)		10.000	10.000	
Estimated Pro-forma Interest (4)		(23.266)	(23.266)	
Purchase Acct-Depr & Amort.	23.292	17.000	40.292	
Adjusted Pre-Tax Income (5)	126.933	39.734	166.667	
Adjusted Income Tax Expense (6)	30.464	12.626	43.089	
Adjusted Net Income	**$ 96.469**	**$ 27.108**	**$ 123.578**	**28.1%**
Effective Tax Rate (7)	*24.0%*		*25.9%*	
Weighted average shares outstanding-Diluted (8)	42,167	1,129	43,296	
Adjusted Net income per share-Diluted	**$ 2.29**		**$ 2.85**	**24.8%**

Estimated Adjusted EPS Accretion PF LTM 1/31/18

(1) As reported in GMS's March 6, 2018 and June 29, 2017 earnings release statements and WSB Titan 12/31/17 audited results adjusted for Jan 2018 unaudited results.
(2) Titan EBITDA Add-Backs are related to agreements Titan has with former shareholders based on the achievement of certain performance measures as well as transaction-related costs.
(3) Represents the projected run-rate annual pre-tax procurement synergies associated with the combined company's enhanced scale.
(4) Estimated pro forma interest expense.
(5) As reported in GMS's March 6, 2018 and June 29, 2017 earnings release statements.
(6) Calculated assuming all equipment was acquired under capital leases or purchased as opposed to operating leases and were, accordingly, 100% year-one tax deductible.
(7) Normalized cash tax rate based on the Tax Cuts and Jobs Act of 2017.
(8) Includes $35 million of rollover equity from Titan management, assuming a $31.00 share price of GMS common stock.
(9) For illustrative purposes only. Not prepared in accordance with Regulation S-X pro forma requirements. Actual results may vary. See "Forward-Looking Statements Safe Harbor" on page 2 of this presentation.

GMS GYPSUM MANAGEMENT & SUPPLY

15

Capital Structure Post Titan Transaction

Commentary

- $425 million of new term debt
- Utilize cash-on hand, ABL Facility and $35 million equity rollover, less assumed liability of ~$20 million to fund balance of purchase price
- Pro-forma leverage of 4.1x Net Debt / LTM Adj. EBITDA as of 1/31/18
- Compares favorably to 6.0x Net Debt / LTM Adj. EBITDA as of 4/30/14 and 4.3x pre-IPO
- Deal contingent fixed rate Fx hedge in place

Leverage Summary

(US$ in millions)	4/30/16 FYE	4/30/17 FYE	1/31/18 LTM	1/31/18 LTM PF (3)
Cash and cash equivalents	$19	$15	$29	$3
Asset-Based Revolver	102	103	-	143
Term Debt	542	478	573	998
Assumed Liability for Prior Ownership	-	-	-	20
Capital Lease and Other (1)	14	14	24	99
Total Debt	**$658**	**$595**	**$598**	**$1,260**
PF Adj. EBITDA (2)	$150	$198	$204	$305
Total Debt / PF Adj. EBITDA	4.4x	3.0x	2.9x	4.1x
Net Debt / PF Adj. EBITDA	4.3x	2.9x	2.8x	4.1x

Net Debt / PF Adjusted EBITDA



4.3x
2.9x
2.8x
4.1x
FY16
FY17
1/31/18 LTM
1/31/18 LTM PF(3)

(1) LTM 1/31/18 PF capital structure reflects the conversion of existing GMS equipment operating leases to capital leases effective May 1, 2018 and the expected increase to PP&E and debt accounts by ~$75 million.
(2) LTM 1/31/18 PF Adjusted EBITDA reflects the favorable impact to Adjusted EBITDA of ~$23 million related to the conversion of existing equipment operating leases to capital leases and $78 million of PF Adjusted EBITDA, including synergies from the proposed acquisition.
(3) For illustrative purposes only. Not prepared in accordance with Regulation S-X pro forma requirements. Actual results may vary. See "Forward-Looking Statements Safe Harbor" on page 2 of this presentation.

GMS GYPSUM MANAGEMENT & SUPPLY

16

Extends GMS’s Leadership Position in North America with Expanded Scale and Footprint Provides Foundation to Support Future Opportunities in Attractive, Highly Fragmented Canadian Market Creates Well-Balanced Platform Built for Growth Across Multiple Product Offerings in the United States and Canada Combines Complementary Cultures with Shared Commitment to Customer Service and Operational Excellence Expected to Provide Meaningful Cost Synergies and Expected to be Immediately Accretive to Adjusted EPS and Adjusted EBITDA Margin An acquisition of Titan is well-aligned with GMS’s strategic initiatives Key Investment Highlights 17

Appendix

LTM Net Income to Pro Forma Adjusted EBITDA Pro Forma Adjusted EBITDA Reconciliation Commentary 19 Represents non-cash compensation expenses related to stock appreciation rights agreements Represents non-cash compensation expense related to changes in the fair values of noncontrolling interests Represents non-cash equity-based compensation expense related to the issuance of share-based awards Mark-to-market adjustments for certain financial instruments Represents costs paid to third party advisors related to the secondary public offerings of our common stock Represents costs paid to third party advisors related to debt refinancing activities Pro forma impact of earnings from acquisitions from the beginning of the LTM period to the date of acquisition Represents the favorable impact to Adjusted EBITDA related to the conversion of existing GMS equipment operating leases to capital leases Represents Titan’s Adjusted EBITDA for the LTM 1/31/18 period. Based on 12/31/17 audited financial statements rolled forward for January’s unaudited results Represents the projected run-rate annual pre-tax procurement synergies associated with the combined company’s enhanced scale Note: Titan figures converted at CAD/USD exchange rate of 0.77. For illustrative purposes only. Not prepared in accordance with Regulation S-X pro forma requirements. Actual results may vary. See “Forward-Looking Statements Safe Harbor” on page 2 of this presentation. (1) (US$ in millions) (Unaudited) Net Income 67 $ Add: Interest Expense 30 Add: Income Tax Expense 26 Add: Depreciation Expense 24 Add: Amortization Expense 43 EBITDA 191 $ Adjustments Stock appreciation rights expense (A) 3 Redeemable noncontrolling interests (B) 2 Equity-based compensation (C) 2 (Gain) loss on disposal of assets (1) Interest rate cap mark-to-market (D) 1 Secondary public offering costs (E) 3 Debt transaction costs (F) 1 Total Add-Backs 10 $ Adjusted EBITDA 201 $ Contributions from acquisitions (G) 2 GMS Pro Forma Adjusted EBITDA (as reported) 204 $ Conversion of GMS operating leases (H) 23 Titan Adjusted EBITDA (I) 68 Cost Synergies (J) 10 Combined Pro Forma Adjusted EBITDA 305 $ LTM January 31, 2018

Q&A